HSBC

CONFIDENTIAL

Date: 30 March 2021

Primech A&P Pte. Ltd.
(formerly known as Primech Services & Engrg Pte Ltd)
(Entity No. 198801704H)
18 Howard Road
#10-01 Novelty Bizcentre
Singapore 369585

Attention: Mr Ho Kin Wai / Mr Kwek Jin Ngee Vernon

(hereinafter referred to as "**you**" or the "**Borrower**")

Dear Sir

BUSINESS PROPERTY FINANCING FACILITY – 23 UBI CRESCENT SINGAPORE 408579 & 25 UBI CRESCENT SINGAPORE 408580 (the "Properties")

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the "**Bank**") is pleased to offer **Primech A&P Pte. Ltd.** a business property financing facility on the terms and conditions set out in this letter (the "**Facility Letter**").

This Facility Letter shall be valid for acceptance by the Borrower for 21 days from the date of this Facility Letter (the "**Offer Date**"). If the Bank does not receive this Facility Letter accepted by the Borrower and duly consented and agreed by Sng Yew Jin, Kwek Jin Ngee Vernon and Ho Kin Wai (the "**Personal Guarantors**") and Sapphire Universe Holdings Limited (the "**Corporate Guarantor**") within 21 days from the Offer Date, this Facility Letter shall be deemed to have lapsed and expired, unless the Bank has in its sole discretion given its written approval to extend the date for acceptance of this Facility Letter.

1. **Facility**

Subject to the terms of this Facility Letter, the Bank makes available to the Borrower a Singapore Dollar business property financing facility in an aggregate amount of:

(a) SGD6,755,000/-;

(b) 80% of the purchase price of the Properties; or

(c) 80% of the Market Value (as defined below) of the Properties,

whichever amount is the lowest (the "**Facility**").

2. **Purpose**

2.1 The Borrower shall apply all amounts borrowed by it under the Facility towards part financing the purchase of the Properties.

2.2 The Bank is not bound to monitor or verify the application of any amount borrowed pursuant to this Facility Letter.

3. **Termination Date**

Without prejudice to the Bank's rights under any other provision of this Facility Letter to require payment of, inter alia, the Facility and all other amounts owing under the Facility, this Facility shall be repaid no later than twenty (20) years from the date of the utilisation of the Facility or such other date as the Bank may in its sole discretion approve in writing (the "**Termination Date**").

4. **Availability**

Subject to the fulfilment of all conditions precedent in Clause 5 of this Facility Letter, the Facility shall be available for drawing from the Offer Date to the date falling three (3) months from the Offer Date (or such other date as the Bank may approve in its sole discretion) (the "**Availability Period**"). Any amounts of the Facility undrawn at the end of the Availability Period shall be deemed cancelled.

5. **Conditions of Utilisation**

5.1 Initial Conditions Precedent

The Borrower may not utilise the Facility until:

(a) the Bank has received the following documents and evidence in such form and substance satisfactory to the Bank:

(i) the attached duplicate copy of this Facility Letter, duly accepted by the Borrower and the form of confirmation duly signed by the Corporate Guarantor and each of the Personal Guarantors;

(ii) the resolutions of the Board of Directors of the Borrower approving the acceptance of the Facility, the execution of the relevant Security Documents in favour of the Bank and the provision of any other documents required by the Bank;

(iii) a certified true copy of the constitutional documents as the Bank may require of the Borrower;

(iv) payment of fees, as specified in this Facility Letter (if any);

(v) the Security Documents, together with all documents which may be required or necessary for the purposes of perfecting each of the Security Documents, duly executed by the Borrower, the Corporate Guarantor and/or the Personal Guarantors;

(vi) all title deeds and other documents relating to the title to the Properties;

(vii) original or certified true copy of the option to purchase and/or sale and purchase agreement in respect of the Properties duly executed by the Borrower;

(viii) all consents, approvals and authorisations required to be obtained in connection with the purchase and mortgage of the Properties, on terms and conditions satisfactory to the Bank;

(ix) original duly executed transfer instruments in relation to the Properties;

(x) instruments of discharge, reconveyance or reassignment duly executed in respect of all mortgages and charges over the Properties;

(xi) evidence that all stamp fees and goods and services tax relating to the purchase and/or mortgage of the Properties have been paid or have been set aside to the Bank's satisfaction;

(xii) evidence satisfactory to the Bank that the Borrower has effected a Fire and Extraneous Perils Policy with such underwriter/insurer acceptable to the Bank on the Properties for such amount required by the Bank and endorsed with the Bank's interest as loss payee;

(xiii) a formal valuation report by a professional valuer acceptable to the Bank indicating that the aggregate open market value of the Properties ("**Market Value**") is not less than SGD8,500,000/-, to be furnished by the Borrower;

(xiv) evidence that the Borrower has funded or will fund the portion of the purchase price of the Properties not covered by the Facility;

(xv) a legal opinion addressed to the Bank, issued by a law firm in British Virgin Islands, acceptable to the Bank, confirming that the Corporate Guarantor is duly incorporated; that the Corporate Guarantor has the requisite corporate power to enter into and carry out the Corporate Guarantee and have taken all necessary corporate action to perform the transactions contemplated; and that the Corporate Guarantee is/are legal, valid, binding and enforceable;

(xvi) any other conditions precedent and/or documentary requirement customary for a mortgage over the Properties, as advised by the Bank's lawyers; and

(xvii) such other documents as the Bank may require.

(b) the Bank is satisfied that:

(i) titles to the Properties are in order and acceptable to the Bank in all respects;

(ii) replies to requisitions made to various government departments including the Land Transport Authority, Road Line Plan and Drainage Interpretation Plan (dated not earlier than six (6) months prior to the date of the Utilisation Request (as defined below)) are in order and acceptable to the Bank in all respects;

(iii) there are no defects, structural or otherwise, affecting the Properties;

(iv) the Properties are good and acceptable security in all respects and the Bank's decision in this regard shall be final, conclusive and binding on the Borrower;

(v) where the title to any of the Properties is a leasehold title, the leasehold title relating to the Properties is of such a period that, as at the Termination Date, the unexpired term of such leasehold title will not be less than 15 years;

(vi) no event has occurred nor has any circumstances arisen including changes in the financial condition of the Borrower, Corporate Guarantor or any of the Personal Guarantor which, in the opinion of the Bank, would affect the Borrower's or Corporate Guarantor's or any of the Personal Guarantor's ability to repay the Bank or perform and observe the Borrower's or Corporate Guarantor's or Personal Guarantor's obligations to the Bank (as the case may be);

(vii) no material change in the operating environment, management or directorship of the Borrower or the Corporate Guarantor has occurred;

(viii) there are no petition(s) for bankruptcy or bankruptcy orders, petition(s) for winding up or winding-up orders (as the case may be) against the Borrower, Corporate Guarantor or any of the Personal Guarantors;

(ix) there are no application(s) for an order that the Borrower or Corporate Guarantor be placed under judicial management;

(x) there are no writ(s) of seizure and sale issued against Borrower, Corporate Guarantor or any of the Personal Guarantors;

(xi) there are no legal proceedings, suits or actions of any kind whatsoever (civil or criminal) instituted against the Borrower, Corporate Guarantor or any of the Personal Guarantors; and

(xii) there are no circumstances which in the opinion of the Bank would have adversely affected the Bank's ability, decision or willingness to grant the Facility to the Borrower.

5.2 Further Conditions Precedent

The Bank will only be obliged to allow utilisation of the Facility if on the date of the Utilisation Request (as defined below) and on the proposed utilisation date:

(a) no Event of Default (as defined below) is continuing or would result from the proposed utilisation; and

(b) all the representations and warranties made by the Borrower in Clause 14 are true in all material respects.

6. **Utilisation**

6.1 The Borrower may utilise the Facility by delivering to the Bank a utilisation request substantially in the form set out in the Appendix of this Facility Letter (the "**Utilisation Request**") not later than 12:00 noon (Singapore time) two (2) Business Days (as defined below) prior to the date of the proposed utilisation.

6.2 The Facility must be drawn down in one (1) lump sum.

6.3 A Utilisation Request given in respect of the Facility is irrevocable and will not be regarded as having been duly completed unless:

(a) the proposed utilisation date is a Business Day within the Availability Period;

(b) the currency of the utilisation is specified as Singapore Dollars;

(c) it specifies that disbursement be made by way of a cashier's order(s) made payable to the vendor of the Properties.

7. **Interest**

7.1 The rate of interest applicable to the loan under the Facility (the "**Loan**") shall be 1.3% per annum (the "**Margin**") over the 3-month Singapore Interbank Offered Rate **(SIBOR)**, or any alternative benchmark rate in place of SIBOR as may be prescribed by the Monetary Authority of Singapore and/or adopted by the Bank and as conclusively determined by the Bank from time to time.

If, at any time, the SIBOR applied by the Bank in the calculation of the rate of interest (the "**Base Rate**") is below zero, the Base Rate shall be zero.

The Bank's SIBOR shall be determined on the first Business Day of the relevant month of utilisation and shall be reset on the first Business Day of the relevant interest period (i.e. one (1) month or three (3) months) thereafter.

Interest shall be calculated on a monthly rest basis and shall be paid monthly together with the principal payable for that particular month in accordance with Clause 11 below.

7.2 If the Borrower fails to pay any amount payable by it under the Facility, interest shall accrue on such overdue amount from the due date up to the date of actual payment (both before and after demand or judgment) at the rate of 5% above the applicable interest rate, or such other rate as deemed appropriate by the Bank at its sole discretion. The Bank may at its sole discretion select any period of time as the interest period for such overdue amount, and default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each interest period applicable to that overdue amount, but notwithstanding the foregoing, such overdue amount and the accrued interest thereon shall nevertheless remain immediately due and payable by the Borrower to the Bank.

7.3 The Borrower authorises the Bank to debit all applicable interest from its applicable account with the Bank.

7.4 If an interest period would otherwise end on a day which is not a Business Day, that interest period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8. **Changes to the Calculation of Interest**

8.1 If a Market Disruption Event occurs in relation to the Loan for any interest period, then the rate of interest for that Loan for that interest period shall be the percentage rate per annum which is the sum of:

(a) the applicable Margin; and

(b) the rate notified to the Borrower by the Bank as soon as practicable and in any event before interest is due to be paid in respect of that interest period, to be that which expresses as a percentage rate per annum the cost to the Bank for funding the Loan from whatever source it may select at its sole discretion.

8.2 In this Facility Letter, "**Market Disruption Event**" means in relation to the loan under the Facility for any interest period, the determination by the Bank at any time before the first day of that interest period that the Base Rate applicable to the Loan for that interest period does not reflect the cost to the Bank of obtaining matching deposits in SGD in the Singapore interbank market.

9. **Fees**

9.1 The Borrower shall pay the Bank a cancellation fee of 1.0% of the cancelled or undrawn amount at the time when the cancellation is effective, including where the Facility is not utilised.

9.2 The Borrower shall pay the Bank a partial prepayment fee of 1.5% of the prepaid amount on the date of prepayment if such partial prepayment is made within two (2) years from the Utilisation Date.

9.3 The Borrower shall pay the Bank a prepayment fee of 1.5% of the aggregate of the outstanding amount and the amount of the Facility which is not drawn on the date of full prepayment if full prepayment of the Facility is made within two (2) years from the Utilisation Date.

9.4 The Borrower authorises the Bank to debit the aforesaid fees from its current account with the Bank.

10. **Subsidies**

10.1 The following subsidies apply to this Facility:

(a) An initial formal valuation subsidy of up to SGD500/- per application (the "**Initial Formal Valuation Subsidy**"); and

(b) A legal fee subsidy of 0.4% of the Facility or SGD3,000/-, whichever is lower (the "**Legal Fee Subsidy**").

10.2 The Bank shall pay the Legal Fee Subsidy directly to the relevant solicitor on or after the completion of all legal documents, duly executed and stamped, within three (3) months from the date of acceptance of this Facility Letter by the Borrower and upon receipt of the original invoice from the solicitor.

The Borrower shall refund the Bank the Initial Formal Valuation Subsidy, the Legal Fee Subsidy and any cash rebates in full on the prepayment date in the event that the Borrower prepays the loan made under the Facility in full within three (3) years from the date of utilisation under the Facility or on the cancellation date if the Facility is cancelled in full prior to utilisation (including, without limitation, any automatic cancellation as a result of the whole or any part of the Facility being undrawn at the end of the Availability Period).

11. **Repayment**

11.1 The Facility will be repaid in monthly instalments (each comprising principal and accrued interest), with the first instalment to commence one (1) month from the date of the first utilisation of the Facility. Without prejudice to the foregoing, the Facility shall be repaid not later than the Termination Date.

11.2 The Bank shall advise you of the amount of the monthly repayment instalment separately.

11.3 Any amounts repaid shall not be redrawn.

11.4 The Borrower authorises the Bank to debit all repayments from its applicable account with the Bank on the relevant due date.

12. **Prepayment and Cancellation**

12.1 Illegality

If it becomes unlawful for the Bank to perform any of its obligations as contemplated by this Facility Letter or to fund or maintain the loan, the Bank shall notify the Borrower. The Borrower shall repay the loan under this Facility on the date specified by the Bank in the notification (being no earlier than the last day of any applicable grace period permitted by law).

12.2 Voluntary Cancellation

(a) Subject to payment of the cancellation fee specified in this Facility Letter and prior to the utilisation of the Facility, the Borrower may, if it gives the Bank not less than three (3) months' prior written notice, cancel the whole or any part (being a minimum amount of SGD100,000/-) of the Facility.

(b) The Borrower shall pay to the Bank the cancellation fee on cancellation of all or any part of the Facility (including, without limitation, any automatic cancellation as a result of the whole or any part of the Facility being undrawn at the end of the Availability Period).

(c) Any notice of cancellation given by the Borrower shall be irrevocable, and unless a contrary indication appears in this Facility Letter, shall specify the date or dates upon which the relevant cancellation is to be made and the amount of that cancellation.

12.3 Partial Prepayment

(a) If the Borrower makes any partial prepayment within two (2) years from the Utilisation Date:

(i) the Borrower shall pay the Bank a partial prepayment fee of 1.5% of the prepaid amount on the date of prepayment; and

(ii) prepayment shall be made in multiples of SGD10,000 and subject to a limit of S$100,000 per year.

(b) If the Borrower makes partial prepayment at any time after two (2) years from the Utilisation Date, such prepayment shall be in an amount of not less than SGD10,000/- and in integral multiples thereof.

(c) In respect of any partial prepayment:

(i) the Borrower shall give the Bank at least one (1) month's irrevocable prior written notice of any prepayment, or pay one (1) month's interest in lieu of notice; and

(ii) on or before making a prepayment, the Borrower may elect in writing that on such prepayment, the Bank reduces the tenor of the Facility to take into account the amount prepaid or that the tenor of the Facility remains unchanged and the Bank adjusts the amount of the instalments to take into account the amount prepaid. If the Borrower fails to make an election, the tenor of the Facility and the Termination Date will remain unchanged and the Bank will adjust the amount of the instalments to take into account the amount prepaid.

12.4 Full Prepayment

(a) Subject to Clause 9.3 of this Facility Letter, the Borrower may prepay the amount outstanding under the Facility in full at any time.

(b) The Borrower shall give the Bank at least three (3) months irrevocable prior written notice of any such full prepayment of the Facility, or pay three (3) months' interest in lieu of notice. Such notice shall be deemed expired if the Facility is not repaid in full on the prepayment date and the Borrower shall be required to issue a fresh notice in accordance with the terms of this sub-Clause.

12.5 On the date of any prepayment the Borrower will pay accrued interest on the amount prepaid together with, in the case of a prepayment in full, all other amounts owing under the Facility.

12.6 Break Costs

(a) Any prepayment under this Facility Letter shall be made together with accrued interest on the amount prepaid and any applicable Break Costs.

(b) "**Break Costs**" in respect of any Loan, means the amount (if any) by which:

(i) the interest which the Bank should have received on that Loan (or part thereof) for the period from the date of receipt of that Loan (or part thereof) to the last day of the current interest period in respect of that loan, had the principal amount of that loan (or part thereof) received been paid on the last day of that interest period;

exceeds:

(ii) the amount which the Bank would be able to obtain by placing an amount equal to the principal amount of that loan (or part thereof) received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt of that loan (or part thereof) and ending on the last day in the current interest period.

12.7 Any amount prepaid shall not be redrawn.

13. Security

All monies owing by the Borrower to the Bank shall be secured by the following:-

(a) A fresh registered all monies first legal mortgage over the Properties (the "**Mortgage**"), to be provided by the Borrower;

(b) An existing all monies debenture over all present and future assets provided by Primech Services & Engrg Pte Ltd dated 31 October 2018 and to be amended pursuant to an amendment deed to be provided by the Borrower;

(c) A fresh corporate guarantee for an unlimited amount to be provided by the Corporate Guarantor; and

(d) An existing joint and several guarantee for an unlimited amount provided by the Personal Guarantors dated 24 August 2018,

(collectively, the "**Security Documents**").

In connection with the above, the Borrower undertakes to appoint solicitors nominated by the Bank to undertake any requisite registration of the relevant Security Documents with the Accounting and Corporate Regulatory Authority or such other authority (as necessary) on behalf of the Borrower. The Borrower agrees to pay all related fees and authorises the Bank to debit its accounts with the same.

14. Representations and Warranties

The Borrower represents and warrants to the Bank for itself and/or the Corporate Guarantor and each of the Personal Guarantors, and shall be deemed to so represent and warrant on the date of each utilisation and on the due date in respect of each repayment instalment, that:

(a) Owner occupied property: the Properties are owner occupied;

(b) Status: each of the Borrower and the Corporate Guarantor is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted and each of the Personal Guarantors is capable of managing his own affairs;

(c) Binding obligations: the obligations expressed to be assumed by it and each of the Personal Guarantors and/or the Corporate Guarantor in this Facility Letter and the Security Documents, as applicable are legal, valid, binding and enforceable obligations;

(d) Non-conflict with other obligations: the entry into and performance by it and any of the Personal Guarantors and/or the Corporate Guarantor of, and the transactions contemplated by this Facility Letter and the Security Documents, as applicable do not and will not conflict with:

(i) any law or regulation applicable to it and/or any of the Personal Guarantors and/or the Corporate Guarantor;

(ii) its constitutional documents (in relation the Borrower and the Corporate Guarantor); or

(iii) any agreement or instrument binding upon it and/or any of the Personal Guarantors and/or the Corporate Guarantor or any of its and/or any of the Personal Guarantors' and/or the Corporate Guarantor's assets;

(e) Power and authority: it and each of the Personal Guarantors and/or the Corporate Guarantor has the power to enter into, perform and deliver, and have taken all necessary action to authorise its and each of the Personal Guarantors' and/or the Corporate Guarantor's entry into, performance and delivery of, this Facility Letter and the Security Documents, as applicable and the transactions contemplated therein;

(f) Validity and admissibility in evidence: all authorisations, consents, approvals, resolutions, licences, exemptions, filings, orders, lodgements or registrations (collectively, the "**Authorisations**") required or desirable to enable it and any of the Personal Guarantors and/or the Corporate Guarantor:

(i) to lawfully enter into, exercise its and/or the relevant Personal Guarantors' and/or the Corporate Guarantor's rights and comply with its and/or any of the Personal Guarantor's and/or the Corporate Guarantor's obligations in this Facility Letter and the Security Documents, as applicable;

(ii) to make this Facility Letter and the Security Documents, as applicable admissible in evidence in its jurisdiction of incorporation and/or the jurisdiction of each of the Personal Guarantors' and/or the Corporate Guarantor's citizenship and domicile; and

(iii) to carry on its business, and which are material,

have been obtained or effected and are in full force and effect;

(g) Governing law and enforcement: the choice of Singapore law as the governing law of this Facility Letter and the Security Documents, as applicable will be recognised and enforced in its and the Corporate Guarantor's jurisdiction of incorporation and/or the jurisdiction of each of the Personal Guarantors' citizenship and domicile, and any judgement obtained in Singapore in relation to this Facility Letter and the Security Documents, as applicable will be recognised and enforced in its and the Corporate Guarantor's jurisdiction of incorporation and/or the jurisdiction of each of the Personal Guarantor's citizenship and domicile;

(h) Deduction of tax: it and any of the Personal Guarantors and/or the Corporate Guarantor are not required under the law applicable where it is incorporated or where any of the Personal Guarantors is resident or domiciled to make any deduction for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) ("**Tax**") from any payment it and/or any of the Personal Guarantors and/or the Corporate Guarantor may make under this Facility Letter or any Security Document;

(i) No filing or stamp taxes: under the law of its and the Corporate Guarantor's jurisdiction of incorporation and/or each of the Personal Guarantor's citizenship and domicile, it is not necessary that this Facility Letter or any Security Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Facility Letter or any Security Documents or the transactions contemplated therein, save for the requisite registration of the Security Documents referred to in Clause 13 above.

(j) No default: no Event of Default is continuing or might reasonably be expected to result from the making of any Loan under the Facility, and no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding upon it and/or any of the Personal Guarantors and/or the Corporate Guarantor or to which its and/or any of the Personal Guarantors' and/or the Corporate Guarantor's assets are subject which might have a materially adverse effect on its and/or any of the Personal Guarantors' and/or the Corporate Guarantor's financial condition, business or assets;

(k) Anti-Bribery Laws: None of the Borrower, nor to the knowledge of the Borrower, the Personal Guarantors and/or the Corporate Guarantor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Borrower or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the "**UK Bribery Act**") and the U.S. Foreign Corrupt Practices Act of 1977 (the "**FCPA**"). Furthermore, the Borrower and, to the knowledge of the Borrower, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(l) Anti-Money Laundering: the operations of the Borrower, the Corporate Guarantor and each of their subsidiaries and their respective affiliates are and have been conducted at all times in all material respects in compliance with applicable financial record keeping and reporting requirements and money laundering statutes and, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Borrower, the Corporate Guarantor, any of their subsidiaries or any of their respective affiliates (collectively, the "**Money Laundering Laws**") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower, the Corporate Guarantor, any of their subsidiaries, any of their respective affiliates or any of their respective directors, officers, agents or employees, in each case with respect to Money Laundering Laws is pending and, to the best of the Borrower's knowledge, threatened;

(m) Sanctioned Entities: None of the Borrower, Personal Guarantors and/or the Corporate Guarantor, any of their respective subsidiaries, any director or officer, or any employee, agent, or affiliate, of the Borrower, Personal Guarantors and/or the Corporate Guarantor, or any of their respective subsidiaries is an individual or entity ("**Person**") that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or the Monetary Authority of Singapore (collectively, the "**Sanctions**"), or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions;

(n) No misleading information:

(i) any factual information provided by it and/or any of the Personal Guarantors and/or the Corporate Guarantor for the purposes of the Facility was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(ii) any financial projections provided by it and/or any of the Personal Guarantors and/or the Corporate Guarantor for the purposes of the Facility have been prepared on the basis of recent historical information and on the basis of reasonable assumptions; and

(iii) nothing has occurred and no information has been given or withheld that results in any information provided being untrue or misleading in any material respect;

(o) Financial statements:

(i) the latest audited financial statements provided by it were prepared in accordance with generally accepted accounting principles in Singapore, save to the extent expressly disclosed in such financial statements;

(ii) the latest audited financial statements provided by it give a true and fair view and represent its financial condition and operations during the relevant financial year, save to the extent expressly disclosed in such financial statements; and

(iii) there has been no material adverse change in its business or financial condition since the date of the last audited financial statements;

(p) Pari passu ranking: its and each of the Personal Guarantors' and/or the Corporate Guarantor's payment obligations under this Facility Letter and the Security Documents as applicable rank at least pari passu with the claims of all its and/or the relevant Personal Guarantor's and/or the Corporate Guarantor's other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and

(q) No proceedings pending or threatened: there are no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency against it or any of the Personal Guarantors and/or the Corporate Guarantor, or as far as it is aware, threatened against it or any of the Personal Guarantors and/or the Corporate Guarantor which might have a materially adverse effect on its and/or any of the Personal Guarantors' and/or the Corporate Guarantor's financial condition, business or assets.

15. **Undertakings**

The Borrower undertakes that, for so long as any sum remains to be lent or remains payable under this Facility Letter or any Security Document:

(a) Constitutional documents: Neither the Borrower nor the Corporate Guarantor shall, without the prior written consent of the Bank, substantially alter the nature of its business, and/or amend or alter any of the provisions in its constitutional documents relating to its borrowing powers and principal business activities;

(b) Shareholding: it shall procure that none of its nor the Corporate Guarantor's shareholders change their ownership in the Borrower or the Corporate Guarantor without the prior written consent of the Bank;

(c) Owner occupied properties: the Properties are strictly meant for the Borrower and its related companies' occupation, and it shall seek the Bank's prior written consent if (a) the Properties will not be occupied by the Borrower or its related companies, or (b) there is any change of use to any of the Properties;

(d) Authorisations: it shall and shall procure that each of the Personal Guarantors and/or the Corporate Guarantor obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisations required to enable it and/or each of the Personal Guarantors and/or the Corporate Guarantor, as the case may be to perform its and/or each of the Personal Guarantors' and/or the Corporate Guarantor's obligations under this Facility Letter and the Security Documents, as applicable, and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and/or the jurisdiction of each of the Personal Guarantors' and/or the Corporate Guarantor's citizenship and domicile of this Facility Letter and the Security Documents, as applicable, and supply certified true copies of all such Authorisations to the Bank;

(e) Compliance with laws: it shall and shall procure that each of the Personal Guarantors and/or the Corporate Guarantor comply in all respects with all laws to which it and/or each of the Personal Guarantors and/or the Corporate Guarantor may be subject;

(f) Merger: neither the Borrower nor the Corporate Guarantor shall enter into any amalgamation, merger, consolidation, de-merger, corporate reconstruction, company restructuring, or sale of substantial parts of its assets and/or operations etc without the Bank's prior written consent;

(g) Change of business: it shall ensure that no substantial change is made to the general nature of its business nor that of the Corporate Guarantor's business from that carried on as at the date of this Facility Letter;

(h) Audited Financial Statements: it shall furnish the Bank with its annual audited financial statements promptly and in any event no later than 180 days from the end of each financial year;

(i) Management Accounts: it shall furnish the Bank with its half-yearly management accounts promptly and in any event no later than 60 days from the end of each term;

(j) Provision of information: it shall and shall procure that each of the Personal Guarantors and/or the Corporate Guarantor provide promptly to the Bank any financial or other information that the Bank may from time to time, reasonably request;

(k) Proceedings: it shall and shall procure that each of the Personal Guarantors and/or the Corporate Guarantor, upon being aware of them, provide to the Bank the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it and/or any of the Personal Guarantors and/or the Corporate Guarantor;

(l) Notification of default: it shall and shall procure that each of the Personal Guarantors and/or the Corporate Guarantor promptly notify the Bank of the occurrence of any Event of Default upon becoming aware of its occurrence;

(m) Negative Pledge: it shall not and shall procure that none of its subsidiaries shall:-

   (i) create or attempt to create or permit to subsist any mortgage, debenture, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien, arising by operation of law in the ordinary course of trading) to arise on or affect the whole or any part of its undertaking, property, assets and rights other than pledges created over goods and/or services acquired pursuant to documentary credits opened in the ordinary course of trading for the purpose of financing the acquisition or provision of goods and services; or

   (ii) part with, transfer, sell or dispose of or attempt or agree to part with, transfer, sell or dispose of the whole or any part of the Properties or (except by way of sale at full value in the usual and ordinary course of trading as now conducted and for the purpose of carrying on the relevant business) any other part of its undertaking, property, assets and rights; or

   (iii) grant, issue or extend any guarantee or indemnity or enter into any other form of contractual undertaking or arrangement of similar effect in respect of any indebtedness or obligations, actual or contingent, of any other person whatsoever except in the usual and ordinary course of

trading as now conducted by it and its subsidiaries and for the purpose of the carrying on by it of its business.

The above clause shall not be deemed breached by reason only of the existence of any mortgage, debenture, charge, pledge, lien or other encumbrance or guarantee or indemnity which has been created or which subsists or has arisen prior to the date of this Facility Letter, provided that any further or additional encumbrance over or affecting the relevant asset, or increase in the amount secured by or other variation of the relevant encumbrance or guarantee or indemnity or similar effect, shall constitute such a breach.

(n) Loan to value: if at any time the total outstandings owing by it to the Bank under this Facility exceeds 80% of the aggregate value of the Properties, it shall, within such time as the Bank may require, (i) provide such additional security in the form and value as the Bank may require, or (ii) reduce the amount outstanding under the Facility by such amount as the Bank may require;

(o) Gearing Ratio: it shall at all times maintain a maximum gearing of 1.5 (Gearing is defined as the ratio of total bank debts to adjusted tangible net worth);

(p) Pari Passu Covenant: its obligations under the Facility shall at all times rank at least equally and rateably in all respects with its obligations owing to other financial institutions in terms of security and support;

(q) Insurance: it shall at all times maintain a Fire and Extraneous Perils Policy on the Properties and any other insurances required by the Bank with AXA Insurance Pte Ltd or such other insurer or underwriter acceptable to the Bank, for such amount required by the Bank. The Bank shall be named as loss payee under such insurance cover effected. It shall procure that the relevant underwriter/insurer undertakes not to terminate or cancel the relevant policy without prior notice in writing to the Bank;

(r) Formal Valuation: it shall at its own cost procure that a professional valuer acceptable to the Bank re-values the Properties every two (2) years or at any time as required by the Bank and provide the Bank with such updated valuation report;

(s) Use of Proceeds: it shall not, directly or indirectly, use any part of the proceeds of the Facility, for any payments that could constitute a violation of any applicable anti-bribery law;

(t) Dividends: it shall not declare any dividends without the Bank's prior written consent;

(u) Funding of Sanctioned Activities: it will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor or otherwise); and

(v) Further assurance: it will and will procure that each of the Personal Guarantors and/or the Corporate Guarantor will from time to time on request by the Bank do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Bank may consider necessary for giving full effect to this Facility Letter or any Security Document or securing to the Bank the full benefits of all rights and powers and remedies conferred upon the Bank in this Facility Letter or any Security Document.

16. **Events of Default**

Each of the following events set out below is an Event of Default:

(a) Non-payment: the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor does not pay on the due date any amount payable pursuant to this Facility Letter or any Security Document at the place at and in the currency in which it is expressed to be payable;

(b) Non-compliance with obligations: the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor does not comply with any provision of this Facility Letter and/or any Security Document (other than that referred to in Clause 16(a) above);

(c) Misrepresentation: any representation, warranty or statement made or deemed to be made by the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor in this Facility Letter, any Security Document or any other document delivered by or on behalf of the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor under or in connection with this Facility Letter and/or any Security Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

(d) Cross-default:

(i) any Financial Indebtedness (as defined below) of the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor is not paid when due nor within any originally applicable grace period;

(ii) any Financial Indebtedness of the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(iii) any commitment for any Financial Indebtedness of the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor is cancelled or suspended by a creditor of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor as a result of an event of default (however described); or

(iv) any creditor of the Borrower and/or any of the Personal Guarantors and/or the Corporate Guarantor becomes entitled to declare any indebtedness of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor due and payable prior to its specified maturity as a result of an event of default (however described).

For the purposes of this Facility Letter, the term "**Financial Indebtedness**" means any indebtedness for or in respect of:

(i) moneys borrowed;

(ii) any amount raised by acceptance under any acceptance credit facility;

(iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(v) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(vi) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(vii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(viii) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (vii) above;

(e) Cessation of business/Incapacity:

(i) the cessation (or threatened cessation), transfer, transmission or assignment (whether by agreement, operation of law or otherwise) of the whole or a substantial part of the Borrower's or Corporate Guarantor's business or of the Borrower's or Corporate Guarantor's beneficial interest in it or control of it; or

(ii) any of the Personal Guarantors is dead or, by reason of illness or incapacity (whether mental or physical), incapable of managing his own affairs;

(f) Insolvency:

(i) the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor is presumed or deemed to be unable or admits inability to pay its debts, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii) the value of the assets of the Borrower or the Personal Guarantors and/or the Corporate Guarantor is less than its liabilities (taking into account contingent and prospective liabilities); or

(iii) a moratorium is declared in respect of any indebtedness of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor;

(g) Insolvency proceedings: any corporate action, legal proceeding or other procedure or step is taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor;

(ii) a composition, assignment or arrangement with any creditor of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor;

(iii) the appointment of a liquidator, receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor or any of its or any of the Personal Guarantors' and/or the Corporate Guarantor's assets;

(iv) enforcement of any security over the assets of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor; or

(v) the bankruptcy of any of the Personal Guarantors,

or any analogous procedure or step taken in any jurisdiction;

(h) Creditor's process: any appropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor;

(i) Unlawfulness: it is or becomes unlawful for the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor to perform any of its obligations under this Facility Letter or any Security Document;

(j) Repudiation: the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor repudiates, or evidences an intention to repudiate, this Facility Letter or any Security Document;

(k) Declared company: the Borrower or the Corporate Guarantor is declared by the Minister of Finance to be a company to which Part IX of the Companies Act, Cap 50 of Singapore applies;

(l) Nationalisation: all or a material part of the assets of the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor are seized, compulsorily acquired, expropriated or nationalised;

(m) Security documents: any event, whether or not described as such in any of the Security Documents, occurs thereby rendering the moneys payable under, or secured by any of the Security Documents to become due and payable before its normal maturity; and

(n) Adverse change: any event which in the Bank's opinion gives ground for belief that the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor may not perform its obligations referred to in this Facility Letter or any Security Document or that the Bank's interest under any Security Document may be jeopardised.

16.2 On or any time after the occurrence of an Event of Default, the Bank may by notice to the Company:

(a) cancel the Facility whereupon the Facility shall be immediately cancelled;

(b) declare that all or part of the Facility, together with accrued interest, and all other amounts accrued or outstanding under this Facility Letter and/or any Security Document be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that all or part of the Facility be payable on demand, whereupon it shall immediately become payable on demand by the Bank.

16.3 The Borrower shall pay all applicable Break Costs incurred by the Bank consequent upon any early termination by reason of the occurrence of an Event of Default, in addition to the payment of the prepayment fee (if any) specified in this Facility Letter.

17. Payments

17.1 On each date on which the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor is required to make a payment under this Facility Letter or any Security Document, the Borrower shall and shall ensure that any of the Personal Guarantors and/or the Corporate Guarantor make the same available to the Bank (unless a contrary intention appears in this Facility Letter or any Security Document) for value on the due date at the time and in such funds specified by the Bank as being customary at the time for settlement of transactions in the relevant currency in the place of payment, without set-off, deduction, counterclaim, withholding or condition of any kind.

17.2 In the event the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor is required by applicable law to make a deduction or withholding for or on account of Tax from a payment under this Facility Letter or any Security Document, the sum payable by the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor shall be increased to the extent necessary to ensure that the Bank receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

17.3 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

18. Currency of Account

18.1 Subject to Clauses 18.2 and 18.3 below, SGD is the currency of account and payment for any sum due from the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor under this Facility Letter or any Security Document.

18.2 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

18.3 Any amount expressed to be payable in a currency other than SGD shall be paid in that currency.

19. **Currency and other Indemnities**

19.1 Currency Indemnity:

(a) If any sum due from the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor under this Facility Letter or any Security Document (a "**Sum**"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "**Currency of Account**") in which that Sum is payable into another currency (the "**Currency of Payment**") for the purpose of:

(i) making or filing a claim or proof against the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor; or

(ii) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Bank to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the Currency of Account into the Currency of Payment and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) The Borrower waives and shall procure that any of the Personal Guarantors and/or the Corporate Guarantor waive any right it may have in any jurisdiction to pay any amount under this Facility Letter or any Security Document in a currency or currency unit other than that in which it is expressed to be payable.

(c) Without prejudice to any other provision in this Facility Letter, any amount received or recovered by the Bank in respect of any Sum in a currency other than the Currency of Account shall only constitute a discharge to it to the extent of the amount in the Currency of Account which the Bank is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt.

19.2 Other Indemnities

The Borrower shall or shall procure that each of the Personal Guarantors and/or the Corporate Guarantor will, within three (3) Business Days of demand, indemnify the Bank against any cost, loss or liability incurred by the Bank as a result of:

(a) the occurrence of any Event of Default, or investigation by any event the Bank reasonably believes is an Event of Default;

(b) the information provided, produced or approved by any of the Borrower or the Personal Guarantors and/or the Corporate Guarantor being or being alleged to be misleading or deceptive in any respect;

(c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor or with respect to the transactions contemplated or financed under this Facility Letter;

(d) a failure by the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor to pay any amount due under this Facility Letter or any Security Document on its due date;

(e) funding, or making arrangements to fund the loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Facility Letter (other than by reason of wilful default or gross negligence of the Bank alone); or

(f) a loan (or part of the loan) under the Facility not being prepaid in accordance with a notice of prepayment given by the Borrower.

20. **Personal Data**

20.1 If the Borrower, any of the Personal Guarantors or the Corporate Guarantor provides the Bank with personal data of any individual as required by, pursuant to, or in connection with this Facility Letter, the Borrower represents and warrants to the Bank that it has, to the extent required by law, (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual's consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Bank, in each case, in accordance with or for the purposes of this Facility Letter, and confirms that it is authorised by such individual to provide such consent on his/her behalf.

20.2 The Borrower agrees and undertakes to notify the Bank promptly upon it becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by the Bank of any personal data provided by the Borrower, any of the Personal Guarantors or the Corporate Guarantor to the Bank.

20.3 Any consent given pursuant to this Facility Letter in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Facility Letter.

21. Calculations and Certificates

21.1 In any litigation or arbitration proceedings arising out of or in connection with this Facility Letter or any Security Document, the entries made in the accounts maintained by the Bank are prima facie evidence of the matters to which they relate.

21.2 Any certification or determination by the Bank of a rate or amount under this Facility Letter or any Security Document is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

21.3 Any interest, commission or fee accruing under this Facility Letter or any Security Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days, or in any case where the practice in the relevant interbank market differs, in accordance with that market practice.

22. Increased Costs

22.1 To the extent that the Bank shall not be compensated under any other provision in this Facility Letter, the Borrower shall, within three (3) Business Days of a demand by the Bank, pay to the Bank the amount of any Increased Costs incurred by the Bank as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Facility Letter. The terms "**law**" and "**regulation**" in this paragraph shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax (other than Tax assessable on the Bank's overall net income).

22.2 In this Facility Letter, "**Increased Costs**" means:

(a) a reduction in the rate of return from the Facility or on the Bank's overall capital (including, without any limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Bank);

(b) an additional or increased costs; or

(c) any reduction of any amount due and payable under this Facility Letter or any Security Document,

which is incurred or suffered by the Bank to the extent that it is attributable to the Bank having entered into its commitment referred to in this Facility Letter, or funding or performing its obligations under this Facility Letter or any Security Document.

23. **Costs and Expenses**

23.1 The Borrower shall, within three (3) Business Days of demand, pay the Bank the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Facility Letter and any other documents referred to in this Facility Letter or executed after the date of this Facility Letter.

23.2 If the Borrower or any of the Personal Guarantors and/or the Corporate Guarantor requests an amendment, waiver or consent, the Borrower shall, within three (3) Business Days of demand, reimburse the Bank for the amount of all costs and expenses (including legal fees) reasonably incurred by the Bank in responding to, evaluating, negotiating or complying with that request or requirement.

23.3 The Borrower shall, within three (3) Business Days of demand, pay to the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank in connection with the enforcement of, or the preservation of any rights under this Facility Letter or any Security Document.

24. **Set-off**

In addition to any other right of combination of accounts, lien or other rights which the Bank is entitled, the Bank is entitled to settle any indebtedness owed by the Borrower to the Bank, whether such liabilities be actual, prospective or contingent, primary or collateral and several or joint, by transferring moneys from any credit balance to which the Borrower is entitled on any account with the Bank, whether or not due and whether in Singapore or anywhere in the world, notwithstanding that the balances on such other account may not be expressed in the same currency. The right of the Bank shall not be affected by the winding up of the Borrower.

25. **Business Day**

The term "**Business Day**" means a day (other than a Saturday or Sunday or a gazetted holiday) on which banks are open for general business in Singapore and in any relevant financial centre for the currency and transaction involved.

26. **Demand and Notice**

Any demand made, or notice given, by the Bank under this Facility Letter may be given by any manager, officer or firm acting as solicitor of the Bank by letter addressed to the Borrower or any officer of the Borrower. It may be sent by prepaid post to or left at the Borrower's address last known to the Bank or at the Borrower's registered office. It may be sent by telex, fax or other electronic means to the Borrower's last known telex, fax or electronic mail address. If sent by prepaid post, it shall be deemed to have been made or given at noon the second day following the day the letter was posted. If sent by telex, fax or other electronic means, it shall be deemed to have been made or given at the time of transmission.

Unless otherwise advised by the Bank, any notices given by the Borrower to the Bank under this Facility Letter shall be delivered to the address set out below, or such other substitute address notified to the Borrower by the Bank:

10 Marina Boulevard

Marina Bay Financial Centre Tower 2

#47-01 Singapore 018983

(Attention: **Eileen Ho**, Commercial Banking)

Any demand or notice given under or in connection with this Facility Letter or any Security Document must be in English.

All other documents provided under or in connection with this Facility Letter or any Security Document must be in English, or if not in English and if so required by the Bank, be accompanied by a certified English translation satisfactory to the Bank (and in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document).

27. **Partial Invalidity**

If, at any time, any provision of this Facility Letter or any Security Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

28. **Force Majeure**

The Bank shall not be liable to the Borrower for any loss, damage or delay attributable in whole or part to action by any government or government agency or other force majeure and in particular but not limited to strikes, industrial action (whether involving the Bank's staff or not), equipment failure or interruption of power supplies. The Bank will always endeavour to give notice generally to customers of any anticipated delays by notices in branches.

29. **Remedies and Waivers**

No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under this Facility Letter or any Security Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Facility Letter are cumulative and not exclusive of any rights or remedies provided by law.

30. **Assignment**

Unless expressly agreed otherwise by the Bank, the Bank may assign or transfer all or any part of its rights, benefits and/or obligations under this Facility Letter by delivering to the Borrower a notice in writing. Such assignment or transfer shall take effect as from the effective date specified in the notice and the Bank shall thereafter be released from such rights, benefits and/or obligations. No assignment or transfer of any right, benefit or obligations in this Facility Letter shall be made by the Borrower in any way.

31. **Contracts (Rights of Third Parties) Act**

Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act, Cap 53B of Singapore, no term of this Facility Letter or any Security Document is enforceable by a person who is not a party hereto or thereto.

32. **Governing Law**

This Facility Letter is governed by Singapore law.

33. **Enforcement**

Jurisdiction of Singapore courts

(a) The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Facility Letter (including a dispute regarding its existence, validity or termination of this Facility Letter) (a "**Dispute**").

(b) The Bank and the Borrower agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly, no party will argue to the contrary.

(c) This Clause 33 is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

Yours faithfully

Eileen Ho
Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

To: The Manager

The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

ACCEPTANCE AND CONFIRMATION

We, **Primech A&P Pte. Ltd.**, confirm our acceptance of the offer and all the terms and conditions set out in the attached letter dated 30 March 2021.

We agree that in the course of our banking relationship, the Bank will use, store and transfer (whether within or outside Singapore) and/or exchange information to or with all such persons as the Bank may consider necessary. This includes but is not limited to any member of the HSBC Group for any and all purposes in connection with such service and/or for the purpose of promoting, improving and furthering the provision of other financial services by the Bank and any member of the HSBC Group to us generally, and/or any other purposes and to such persons as may be in accordance with the Bank's general policy on disclosure of information as set out in statements, circulars, notices or other terms and conditions made available by the Bank to us from time to time.

Without prejudice of the above, we acknowledge that, where the Bank considers it necessary or appropriate, the Bank may transfer any such data, details or information to any service provider (whether situated in or outside Singapore), under conditions of confidentiality imposed on such service providers, for the purpose of data processing or providing any service or behalf of the Bank to us (including third party service providers, sales and telemarketing agencies).

We agree and acknowledge that overseas service providers may be required by law to disclose information received from the Bank to third parties. Such circumstances include the service provider being compelled to disclose information pursuant to a court order, police investigations and criminal prosecutions for tax evasion or other offences.

For and on behalf of
Primech A&P Pte. Ltd.
Name(s): KWEK JIN NGEE VERNON

Designation(s): DIRECTOR

Date: 31 MARCH 2021

To: The Manager

The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

PERSONAL GUARANTOR'S CONFIRMATION

I, **Ho Kin Wai**, confirm that:

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 30 2021 to **Primech A&P Pte. Ltd.** (the "**Facility Letter**"); and

(b) I am and will continue to be bound by the terms of the existing joint and several guarantee for an unlimited amount provided by the Personal Guarantors dated 24 August 2018 (the **Personal Guarantee**) in favour of the Bank as referred to in the Facility Letter, and that my obligations under the Personal Guarantee are and will remain in full force and effect.

Name : **Ho Kin Wai**

Identification No : KJ0173889

Date : 31 MARCH 2021

To: The Manager

The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

PERSONAL GUARANTOR'S CONFIRMATION

I, **Kwek Jin Ngee Vernon**, confirm that:

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 30 2021 to **Primech A&P Pte. Ltd.** (the "**Facility Letter**"); and

(b) I am and will continue to be bound by the terms of the existing joint and several guarantee for an unlimited amount provided by the Personal Guarantors dated 24 August 2018 (the **Personal Guarantee**) in favour of the Bank as referred to in the Facility Letter, and that my obligations under the Personal Guarantee are and will remain in full force and effect.

Name : **Kwek Jin Ngee Vernon**

Identification No : S7145417G

Date : 31 MARCH 2021

To: The Manager

The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

PERSONAL GUARANTOR'S CONFIRMATION

I, **Sng Yew Jin**, confirm that:

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 30 2021 to **Primech A&P Pte. Ltd.** (the "**Facility Letter**"); and

(b) I am and will continue to be bound by the terms of the existing joint and several guarantee for an unlimited amount provided by the Personal Guarantors dated 24 August 2018 (the **Personal Guarantee**) in favour of the Bank as referred to in the Facility Letter, and that my obligations under the Personal Guarantee are and will remain in full force and effect.

Name : **Sng Yew Jin**

Identification No : S0074972I

Date : 31 MARCH 2021

To: The Manager

The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

CORPORATE GUARANTOR'S CONFIRMATION

We, **Sapphire Universe Holdings Limited**, confirm that:

(a) we consent to the terms and conditions as set out in the Bank's facility letter dated 30 2021 to **Primech A&P Pte. Ltd.** (the "**Facility Letter**"); and

(b) we are and will be bound by the terms of the corporate guarantee for an unlimited amount executed or to be executed by us in favour of the Bank (the **Corporate** Guarantee) as referred to in the Facility Letter, and that our obligations under the Corporate Guarantee are and will remain in full force and effect.

____

For and on behalf of
Sapphire Universe Holdings Limited

Name : Lee Fit Yu

Designation : Director.

Date : 31 MARCH 2021

APPENDIX – Form of Utilisation Request

UTILISATION REQUEST

To:	:	**The Hongkong and Shanghai Banking Corporation Limited** Singapore Branch
Attention	:	Eileen Ho Vice President Commercial Banking
From	:	**Primech A&P Pte. Ltd.** 18 Howard Road #10-01 Novelty Bizcentre Singapore 369585
Date	:	

Dear Sirs

Re: Business Property Financing Facility of up to SGD6,755,000/-

We, **Primech A&P Pte. Ltd.**, refer to your letter addressed to us dated __________ (the "**Facility Letter**") and make this utilisation request in accordance with the terms and conditions contained in the Facility Letter.

Amount : ______________________________
Utilisation Date : ______________________________
(or, if it is not a business day, the next succeeding business day)

Mode of disbursement: cashier's order in favour of [name of vendor of the Properties]

We confirm that:

1. all conditions precedent as specified in the Facility Letter have been met;
2. all representations and warranties as specified in the Facility Letter have been complied with and would be correct in all respects if repeated on the date of the proposed utilisation; and
3. no event has occurred which constitutes (or with the lapse of time or the giving of notice could constitute) an event of default as specified in the Facility Letter.

____
For and on behalf of
Primech A&P Pte. Ltd.